EXHIBIT 4.05

                         THE LESLIE FAY COMPANY, INC.
                     1997 NON-EMPLOYEE DIRECTOR STOCK OPTION
                            AND STOCK INCENTIVE PLAN
                       (as amended through April 14, 1998)


Section 1: Purpose

         The Leslie Fay Company, Inc. 1997 Non-Employee Director Stock Option and Stock Incentive Plan (the "Plan") has been adopted to promote the long-term growth and financial success of The Leslie Fay Company, Inc. (the "Company") by attracting and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Company's non-employee directors and its stockholders.

Section 2: Definitions

         As used in the Plan, the following terms have the respective meanings as set forth below.

         (a) "Affiliate" means (i) any Person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company, (ii) any spouse, immediate family member or other relative who has the same principal residence of any Person described in (i) above, (iii) any trust in which any Persons described in clause (i) or (ii) above has a beneficial interest and (iv) any corporation or other organization of which any Persons described in clause (i), (ii) or (iii) above collectively own more than 50% of the equity of such entity. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "controlled" and "controlling" have meanings correlative to the foregoing.

         (b) "Award" means any Stock Option or Stock Incentive Grant made under the Plan.

         (c) "Board" means the Company's Board of Directors.

         (d) "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting ) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

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         (e) "Cause" means (unless otherwise defined in a written agreement with a Participant) (i) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (ii) perpetration by the Participant of an illegal act which causes significant economic injury to the Company or any of its Affiliates or of a common law fraud against the Company or any of its Affiliates, or (iii) continuing willful and deliberate failure on the part of the Participant to perform his or her duties as a director of the Company in any material respect. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

         (f) "Change of Control" means the happening of either of the following events:

             (i) An acquisition by any Person (other than Dickstein Partners Inc. or any of its Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; or

             (ii) The approval by the stockholders of the Company of the complete liquidation or dissolution of the Company.

         (g) "Common Stock" means the common stock, $.01 par value, of the Company.

         (h)  "Company"   means  The  Leslie  Fay  Company,  Inc.,  a   Delaware
corporation.

         (i) "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sale prices of a share of Common Stock on the New York Stock Exchange, Inc. Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is then listed or admitted to unlisted trading privileges or on the National Association of Securities Dealers, Inc. Automated Quotation System. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

         (j) "Grant Date" means the conclusion of each annual meeting of stockholders of the Company.

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         (k) "1934 Act" means the  Securities  Exchange Act of 1934,  as amended from time to time.

         (l) "Non-Employee Director" means a member of the Board who, as of the close of business on the date as of which a determination is made, is not an employee of the Company or any Subsidiary.

         (m) "Participant" means a Person holding an Award..

         (n) "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

         (o) "Stock Incentive Grant" means an Award in the form of a grant of a specified number of shares of Common Stock in accordance with Section 7 of the Plan.

         (p) "Stock Option" means an Award in the form of the right to purchase a specified number of shares of Common Stock at a specified price during a specified period granted under Section 6 of the Plan.

         (q) "Subsidiary" means any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of 50% or more.

Section 3: Effective Date

         The Plan became effective as of June 4, 1997. The Plan, as amended, shall become effective on the date it is approved by the stockholders of the Company entitled to vote at the annual meeting of stockholders of the Company to be held in 1998, or any adjournment thereof. No Awards may be made under the Plan after 10 years after June 3, 2007 or the earlier termination of the Plan by the Board.

Section 4: Plan Operation

         The Plan is intended to be a "formula plan" and, accordingly, is generally intended to be self-governing. To this end, the Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan, except as otherwise provided in the Plan. To the extent, if any, that any question of interpretation arises, such question shall be resolved by the Board.

Section 5: Stock Available for Awards

         (a) Common Shares Available. The maximum number of Shares available for Awards under the Plan may not exceed 100,000 shares of Common Stock.

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         (b) Adjustments and Reorganizations.  Adjustments shall be made to meet the intent of the Plan. Such appropriate adjustments shall be made to (i) the number of shares of Common Stock available under the Plan and which thereafter may be made the subject of Awards under the Plan, and (ii) the number and type and exercise price of shares of Common Stock, securities or other property subject to outstanding Stock Options, provided such adjustments are consistent with the effect on other stockholders arising from any corporate transaction. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of shares of Common Stock, merger, consolidation, spin-off, recapitalization or other distributions (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Common Stock. Adjustments shall be made in the calculation of Fair Market Value as necessary to preserve the Participants' rights under the Plan.

         (c) Common Stock Usage. The number of shares of Common Stock underlying any Award granted under the Plan which is forfeited, canceled, reacquired by the Company, satisfied without issuance of Common Stock or otherwise terminated (other than by exercise) shall again become available for granting of additional Awards under the Plan.

Section 6: Stock Option Awards

         Each Non-Employee Director who was such on June 4, 1997 shall automatically be granted a non-qualified Stock Option to purchase 10,000 shares. Upon election or appointment to the Board, thereafter, each new Non-Employee Director shall automatically be granted a non-qualified Stock Option to purchase 5,000 shares.

         The option exercise price per share of Common Stock shall be equal to the Fair Market Value on the date of grant. Each Stock Option shall have a term of 10 years and shall become exercisable as follows: options with respect to one-third of the shares of Common Stock subject thereto one year after election to the Board; options with respect to an additional one-third of the shares of Common Stock subject thereto two years after election to the Board; options with respect to an additional one-third of the shares of Common Stock subject thereto three years after election to the Board (upon which date the Stock Option shall become fully exercisable). Notwithstanding the foregoing, the Board may accelerate the vesting of any Stock Option. Participants will receive credit for prior service on the Board in satisfying this vesting requirement. Such Stock Options shall continue to be granted to new Non-Employee Directors until the Plan is terminated or amended to eliminate or change such grants. Notwithstanding the foregoing, in the event of a Change of Control or in the event that a Participant ceases to be a Non-Employee Director for any reason other than his resignation or his refusal in writing to stand for re-election, each outstanding Stock Option of the Participant shall become fully exercisable, provided the Participant has served continuously as a director of the Company during the preceding six-month period.

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Section 7:  Stock Incentive Grants

         (a) Each Non-Employee Director shall automatically be granted an Award for 1,000 Shares under the Plan, as of each Grant Date, commencing with the annual meeting to be held in 1998. An individual who shall become an
Non-Employee   Director  subsequent  to  the  date  of  the  annual  meeting  of stockholders of the Company for any year shall first become eligible to participate in the Plan commencing on the date of the next annual meeting of stockholders of the Company.

         (b) Shares, when issued, will be represented by a stock certificate or certificates registered in the name of the Non-Employee Director to whom such Shares shall have been granted. Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Non-Employee Director will have all rights, powers and privileges of a holder of Common Stock with respect to such Shares.

Section 8: General Provisions Applicable to Awards

         (a)  Non-Transferability  of Stock Options. Stock Options granted under
Section 6 hereof may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or under the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer. A Stock Option may be exercised, during the lifetime of the Participant, only by such Participant or his legal representative.

         (b) No Right to Nomination. Nothing contained in the Plan shall confer upon any Non-Employee Director the right to be nominated for reelection to the Board.

         (c) Termination of Directorship. If a Participant ceases to be a director of the Company while holding a Stock Option granted under this Plan, any Stock Option which has vested shall continue to be exercisable for a period of three years or the remainder of the option term whichever is shorter. Notwithstanding the foregoing, if a Participant ceases to be a director of the Company for Cause, any Stock Option awarded under the Plan and held by the Participant shall be canceled as of the date of such termination.

         (d) Documentation of Grants. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe.

         (e) Nonalienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any Non-Employee Director or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge,

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exchange, transfer, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate, and in such event, the Board in its discretion may hold or apply the same or any part thereof for the benefit of the Non- Employee Director, his or her beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Board may deem proper.

         (f) Withholding Taxes. At the time any Shares are issued, each Non-Employee Director shall pay to the Company the amount of any Federal, state or local taxes of any kind required by law to be withheld with respect thereto. If a Non-Employee Director shall fail to make the payments required hereunder, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Non-Employee Director any Federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

         (g) Plan Amendment. The Board may suspend the Plan or any portion of the Plan. The Board may also amend the Plan if deemed to be in the best interests of the Company and its stockholders; provided, however, that no such amendment may impair any Participant's right regarding any outstanding grants, elections or other right to receive shares of Common Stock under the Plan without his or her consent; and further provided, that the Board may not, without approval by the holders of a majority of the voting securities of the Company, (i) increase the maximum number of Shares which may be granted hereunder in the aggregate (except for adjustments by the Board as hereinabove provided in Section 5(b)) or (ii) modify the provisions of the Plan as to eligibility for participation in the Plan.

         (h) Government and Other Regulations. Notwithstanding any other provisions of the Plan, the obligations of the Company with respect to Shares shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required or deemed appropriate by the Company. The Company reserves the right to delay or restrict, in whole or in part, the issuance or delivery of Common Stock pursuant to any grants of Shares or exercise of Stock Options under the Plan until such time as:

                  (i) any legal requirements or regulations shall have been met relating to the issuance of such Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933, as amended from time to time, or any applicable state securities laws; and

                  (ii) satisfactory assurances shall have been received that such Shares when delivered will be duly listed on any applicable securities exchange.

         (i) Nonexclusivity of Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the awarding of stock or Stock Options

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otherwise than under the Plan,  and such  arrangements  may be either  generally applicable or applicable only in specific cases.

         (j) Governing Law. The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable federal law.

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